                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                TBC CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                             (TBC CORPORATION LOGO)

                             4770 HICKORY HILL ROAD
                            MEMPHIS, TENNESSEE 38141

          NOTICE OF 1999 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON

                                 APRIL 28, 1999

To the Stockholders of TBC Corporation:

     The Annual Meeting of Stockholders of TBC Corporation will be held at the Adam's Mark Hotel, 939 Ridgelake Boulevard, Memphis, Tennessee, on Wednesday, April 28, 1999, at 9:30 a.m., Central Daylight Savings Time, for the purpose of considering and voting upon:

        (1) Election of two directors to serve for a term of three years.

        (2) Transaction of such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors of the Company has fixed the close of business on March 8, 1999 as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. A list of stockholders of record entitled to vote at the meeting will be available for examination by any stockholder for any purpose germane to the Annual Meeting, during normal business hours, for a period of 10 days prior to the Annual Meeting, at the Company's offices at the address set forth above. The list will also be available at the Annual Meeting.

     It is important that your shares be represented at the meeting. For that reason we ask that you please mark, date, sign and return the enclosed proxy in the envelope provided. Giving the proxy will not affect your right to vote in person if you attend the meeting.

                                          By Order of the Board of Directors

Memphis, Tennessee
March 29, 1999

                             (TBC CORPORATION LOGO)

                             4770 HICKORY HILL ROAD
                            MEMPHIS, TENNESSEE 38141

                                PROXY STATEMENT

                              GENERAL INFORMATION

     This Proxy Statement is furnished to stockholders of TBC Corporation, a Delaware corporation (the "Company"), in connection with the solicitation by its Board of Directors of proxies to be used at the Annual Meeting of Stockholders to be held on April 28, 1999, and any adjournment thereof. The close of business on March 8, 1999 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders. Each share entitles the holder thereof to one vote. The Company has one class of shares outstanding, namely Common Stock, of which there were 21,171,630 shares outstanding at the close of business on March 8, 1999.

     All properly executed proxies received by the Board of Directors pursuant to this solicitation will be voted in accordance with the stockholder's directions specified on the proxy. If no directions have been specified by marking the appropriate squares on the accompanying proxy card, the shares will be voted in accordance with the Board of Directors' recommendations. A stockholder signing and returning the accompanying proxy has the power to revoke it at any time prior to its exercise by giving notice to the Company in writing or in open meeting, but without affecting any vote previously taken.

     An affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote is required for approval of all items being submitted to the stockholders for their consideration. Both abstentions and broker non-votes will be included in the determination of the number of shares present for quorum purposes. Under Delaware law, however, abstentions have the effect of a negative vote, but broker non-votes have no impact on the outcome of a vote. With regard to the election of directors, votes may be cast in favor of a nominee or authority to vote may be withheld with respect to any nominee. Votes that are withheld with respect to any nominee have the effect of a negative vote.

     The costs of preparing, assembling and mailing this Proxy Statement and the accompanying proxy are to be borne by the Company. The Company will, upon request, reimburse banks, brokerage houses and other institutions for their expenses in forwarding proxy materials to their principals. Directors, officers and regular employees of the Company may solicit proxies personally from some stockholders if proxies are not received promptly.

     This Proxy Statement and the accompanying proxy were first mailed to stockholders on or about March 29, 1999.

                             ELECTION OF DIRECTORS

     The authorized number of directors of the Company is currently fixed at eight. The Board of Directors is divided into three classes, with one class of directors being elected at each Annual Meeting of Stockholders for a term of three years. At the 1999 Annual Meeting, stockholders will elect two directors who will hold office until the 2002 Annual Meeting and until their successors are elected and qualified.

     The nominees of the Board of Directors are Richard A. McStay and Robert R. Schoeberl, each of whom is presently a director and is nominated to succeed himself. It is the intention of the proxy agents named in the accompanying proxy, unless directed otherwise, to vote each proxy for the election of Messrs. McStay and Schoeberl. Should either of them be unable to accept the office of director, an eventuality which is not anticipated, proxies may be voted with discretionary authority for a substitute nominee or nominees designated by the Board of Directors.

     The Company's By-Laws require that a stockholder give advance written notice, within the timeframes set forth in the By-Laws, of the stockholder's intention to nominate an individual to serve as a director. Since the Company did not receive such a notice from any stockholder, no individual who is not a nominee of the Board of Directors or designated by the Board may be nominated for election as a director at this Annual Meeting. See "Stockholder Nominations and Other Matters."

     Robert M. O'Hara, a director whose term of office expires at this Annual Meeting, is not standing for re-election. With his retirement from the Board of Directors, Mr. O'Hara ends 16 years of service as a director of the Company.

     Set forth below is certain information concerning each nominee for director and each director whose term of office continues after the 1999 Annual Meeting.

NOMINEES TO BE ELECTED FOR A TERM EXPIRING IN 2002:

     RICHARD A. McSTAY, 62, has been a director of the Company since 1983. Mr. McStay served as the President of Southern Capital Advisors, Inc., a division of Morgan Asset Management and a registered investment advisor, from 1986 until his retirement in February 1998. Mr. McStay was also a Managing Director of Morgan Asset Management's parent company, Morgan Keegan & Company, Inc., a brokerage and investment banking firm. Mr. McStay is also a director of Envoy Corporation.

     ROBERT R. SCHOEBERL, 63, has been a director of the Company since 1995. Prior to his retirement in 1994, Mr. Schoeberl was an executive with Montgomery Ward & Company. During his 39 years at Montgomery Ward, Mr. Schoeberl held a number of positions, his last being Executive Vice President for Home and Auto. Mr. Schoeberl is also a director of Lund International Holdings, Inc. and Midas, Inc.

DIRECTORS CONTINUING IN OFFICE UNTIL 2001:

     LOUIS S. DiPASQUA, 64, has been a director of the Company since 1991. Mr. DiPasqua has been Vice Chairman of the Company since October 1998 and Chief Executive Officer since July 1994. Mr. DiPasqua served as the Company's President from 1991 when he joined the Company until October 1998, and as Chief Operating Officer from 1991 until July 1994. Prior to joining the Company, Mr. DiPasqua was an executive with The Goodyear Tire & Rubber Company. During his 28 years at Goodyear, Mr. DiPasqua held a variety of positions, including Vice President of Replacement Tire Sales and Marketing, President and Chief Executive Officer of Kelly Springfield Tire Company (a division of Goodyear), and Chairman and Managing Director of Goodyear Great Britain.

     CHARLES A. LEDSINGER, JR., 49, has been a director of the Company since 1996. Mr. Ledsinger has been the President and Chief Executive Officer of Choice Hotels International, Inc. since September 1998. From February 1998 to August 1998, Mr. Ledsinger served as President and Chief Operating Officer of St. Joe Corporation. From May 1997 until February 1998, he was the Senior Vice President and Chief Financial Officer at St. Joe Corporation. From June 1995 until May 1997, Mr. Ledsinger was the Senior Vice President and Chief Financial Officer of Harrah's Entertainment, Inc. Prior to 1995, he was the Senior Vice President and Chief Financial Officer of the Promus Companies Incorporated. Mr. Ledsinger is also a Director of Choice Hotels International, Inc., FelCor Lodging Trust Incorporated and Friendly Ice Cream Corporation.

     RAYMOND E. SCHULTZ, 65, has been a director of the Company since March 1998. From 1997 until his retirement in December 1998, Mr. Schultz was the Chairman and Chief Executive Officer of Promus Hotel Corporation. From April 1995 until December 1997, Mr. Schultz served as President and Chief Executive Officer of Promus. From 1993 to April 1995, he served as President and Chief Executive Officer of the Hotel Division of the Promus Companies Incorporated, and was the President and Chief Executive Officer of its Hampton Inn/Homewood Suites Hotel Division from 1991 to 1993. Mr. Schultz is also a director of Balanced Care Corporation and Equity Inns, Inc.

DIRECTORS CONTINUING IN OFFICE UNTIL 2000:

     MARVIN E. BRUCE, 70, has been a director of the Company since 1972 and has served as Chairman of the Board of Directors since 1991. Mr. Bruce was the Company's President from 1972 until 1991 and its Chief Executive Officer from 1973 until his retirement in July 1994. Mr. Bruce is also a director of Union Planters Corporation, a bank holding company.

     LAWRENCE C. DAY, 49, has been a director of the Company since October 1998. Mr. Day has served as President of the Company since October 1998 and as Chief Operating Officer since joining the Company in April 1998. Prior to his election as President, Mr. Day was an Executive Vice President of the Company. From 1995 to 1998, Mr. Day was President and Chief Executive Officer of Monro Muffler Brake, Inc. Prior to joining Monro in 1993, Mr. Day was Vice President of Montgomery Ward's Auto Express Division. His experience in the tire industry includes 13 years in a series of managerial positions with the Firestone Tire & Rubber Company. Mr. Day is also a director of Lund International Holdings, Inc.

     ROBERT H. DUNLAP, 69, has been a director of the Company since 1970. Mr. Dunlap has been the Chairman of the Board of Dunlap & Kyle Co., Inc., a wholesale distributor of tires and automotive accessories, since 1993. From 1960 until his election as Chairman of the Board, Mr. Dunlap served as President of Dunlap & Kyle.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

     The Board of Directors of the Company has established standing audit, compensation, and nominating committees.

     The Audit Committee (of which Messrs. Ledsinger, O'Hara, and Schultz are members) recommends annually the appointment of the independent public accountants for the Company. The Committee meets with the independent public accountants and appropriate management personnel to review the scope and results of the annual audit of the Company's financial statements and any recommendations of the independent public accountants in regard to the Company's accounting practices, policies, procedures and overall internal controls. The Committee also reviews the Company's procedures for assuring compliance with the Company's policy on standards of business conduct and the Company's policy against insider trading.

     The Compensation Committee (of which Messrs. Bruce, Dunlap, McStay, and Schoeberl are members) fixes the compensation of officers of the Company elected by the Board, establishes policies and guidelines in regard to employee compensation in general, and administers the Company's compensation, stock option, and supplemental retirement plans.

     The Nominating Committee (of which Messrs. Bruce, McStay, and O'Hara are members) recommends nominees for election as directors of the Company, identifies and recommends qualified candidates to fill vacancies on the Board, and recommends directors for appointment to the various committees of the Board. Stockholders wishing to recommend individuals for consideration by the Committee may do so by contacting the Secretary of the Company at its principal executive offices.

     In 1998, there were six meetings of the Board of Directors, the Compensation Committee held six meetings, the Audit Committee held two meetings, and the Nominating Committee held no meetings. Each director attended at least 75% of the meetings of the Board and of the committees on which he served.

     Non-employee members of the Board of Directors receive $15,000 per year, payable quarterly, for services as directors, plus $750 ($375 in the case of telephonic meetings lasting one hour or less) for attendance at each meeting of the Board or a committee of the Board of which they are members. A director may elect to defer receipt of all or a portion of fees payable for service on the Board and any committees of the Board. Interest is accrued on deferred amounts, and payment of deferred amounts commences after the director ceases to be a director.

     In addition to the fees described above, pursuant to the 1989 Stock Incentive Plan (the "1989 Plan"), each non-employee director is automatically granted, on the date of each Annual Meeting of Stockholders, restricted stock having a market value of $5,000 on the date of grant. The non-employee director may vote the stock and receive dividends, if declared and paid, but may not dispose of the stock until the expiration of a defined restriction period or the earlier lapse of restrictions. Each share of restricted stock is accompanied by four nonqualified stock options, which expire as the associated restricted stock vests. Each option entitles the director to purchase a share of the Company's Common Stock at a price equal to its fair market value on the date of grant. The options are not exercisable until one year after the date of grant and unless the market price of the Company's Common Stock has appreciated by a minimum amount calculated in accordance with a formula set forth in the 1989 Plan. If the options are exercised, the associated shares of restricted stock are forfeited. The restricted shares are also forfeited to the Company if the non-employee director ceases to be a director of the Company prior to the end of the restriction period for reasons other than death, retirement, disability, failure to be re-elected, or a change in control of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The four current Compensation Committee members, Messrs. Bruce, Dunlap, McStay, and Schoeberl, served as members throughout 1998.

     Mr. Bruce was the Company's Chief Executive Officer until his 1994 retirement. As the Company's Chairman of the Board, Mr. Bruce continues to participate in the Company's health insurance plan and is provided coverage under the plan for himself and his wife at the same cost as if he were still an employee of the Company.

     Mr. Dunlap is the Chairman of the Board and sole owner of Dunlap & Kyle Co., Inc., one of the Company's distributors, and owns a controlling interest in another of the Company's distributors, Hesselbein Tire Co., Inc. In 1998, purchases by Dunlap & Kyle Co., Inc. and Hesselbein Tire Co., Inc. from the Company amounted to $44,633,000 in the aggregate.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth information concerning the compensation of the Company's Chief Executive Officer and the Company's four most highly compensated executive officers other than its Chief Executive Officer for 1998, 1997, and 1996.

                                                                                     LONG TERM
                                                                                    COMPENSATION
                                           ANNUAL COMPENSATION                         AWARDS
                                -----------------------------------------   ----------------------------
                                                                OTHER       RESTRICTED     SECURITIES
                                                                ANNUAL        STOCK        UNDERLYING         ALL OTHER
NAME AND PRINCIPAL POSITION     YEAR    SALARY    BONUS(A)   COMPENSATION   AWARDS(B)    OPTIONS/SARS(C)   COMPENSATION(D)
---------------------------     ----   --------   --------   ------------   ----------   ---------------   ---------------
Louis S. DiPasqua.............  1998   $475,000   $ 79,230          --             --        62,140            $4,000
  Vice Chairman and             1997    450,000    222,480          --             --        71,744             4,000
  Chief Executive Officer       1996    434,004     50,000          --             --            --             1,500

Lawrence C. Day...............  1998   $198,756   $ 26,514     $24,879(f)    $128,125        95,000                --
  President and Chief
  Operating Officer(e)

Ronald E. McCollough..........  1998   $190,478   $ 25,410          --             --        21,596            $4,000
  Executive Vice President,     1997    184,321     72,899          --             --        25,185             4,000
  Chief Financial               1996    175,909     25,000          --             --            --             1,500
  Officer, and Treasurer

Barry D. Robbins..............  1998   $188,100   $ 25,093     $15,314(g)          --        21,327            $4,000
  Executive Vice President      1997    182,025     71,991      44,904(g)          --        24,871             3,561
  Sales and Marketing           1996    105,000     12,500      32,920(g)          --        10,141                --

Larry D. Coley................  1998   $110,914   $ 11,103          --       $ 74,063         6,522            $3,351
  Vice President                1997    102,228     30,321          --             --         7,606             2,868
  and Controller                1996     99,852     12,500          --             --            --               999

---------------

(a) Represents cash bonuses earned for 1998 and 1997 pursuant to the Company's Management Incentive Compensation Plan and paid for 1996 at the discretion of the Compensation Committee of the Board of Directors.

(b) Represents dollar value of 12,500 restricted shares and 7,500 restricted shares granted to Mr. Day and Mr. Coley, respectively. Amounts shown are market values on the date of grant (without reduction to take into account restrictions on the shares). One-third of the restricted stock vests each year, beginning on the first anniversary of the date of grant. Individuals holding restricted shares receive dividends on them, if declared and paid, to the same extent as other stockholders. At December 31, 1998, the 12,500 restricted shares held by Mr. Day had a market value of $89,063, and the 7,500 restricted shares held by Mr. Coley had a market value of $53,438. The restricted shares described in this footnote were the only restricted shares held as of December 31, 1998 by any executive officer named in the table.

(c) Represents number of shares subject to options granted under the Company's 1989 Stock Incentive Plan. No stock appreciation rights ("SARs") were granted in 1998, 1997, or 1996.

(d) Represents the Company's matching contribution for each of the named executive officers under the Company's 401(k) Savings Plan.

(e)  Mr. Day commenced employment with the Company in April 1998.

(f) Represents amounts paid to reimburse Mr. Day for relocation expenses incurred by him in connection with his employment with the Company and for the taxes payable with respect to such expense reimbursement. The Company also incurred approximately $46,000 in expenses paid to third party service companies for temporary living quarters, moving and storage, fees and loss reimbursement on the sale of Mr. Day's prior residence, and other miscellaneous items relating to Mr. Day's relocation.

(g) Represents amounts paid to reimburse Mr. Robbins for relocation expenses incurred by him in connection with his employment with the Company and for the taxes payable with respect to such expense reimbursement. The Company also incurred approximately $170,000 in expenses paid to third party service companies for temporary living quarters, moving and storage, fees and loss reimbursement on the sale of Mr. Robbins' prior residence, and other miscellaneous items relating to Mr. Robbins' relocation.

EMPLOYMENT CONTRACTS

     The Company has employment agreements with Messrs. DiPasqua, Day, McCollough, and Robbins. The agreement with Mr. DiPasqua expires April 30, 2000, the agreement with Mr. Day expires March 31, 2001, the agreement with Mr. McCollough expires October 31, 2000, and the agreement with Mr. Robbins expires May 31, 1999. Pursuant to the agreements, Messrs. DiPasqua, Day, McCollough, and Robbins currently receive annual base salaries of $500,000, $280,000, $199,050, and $197,505, respectively, which are subject to such increases as may be authorized by the Board of Directors. Each may also elect to defer payment of all or any part of his compensation.

     In the event the employee dies or becomes disabled, payment of his annual base salary will continue for a twelve-month period, in the case of Mr. DiPasqua, and for a six-month period in the cases of Messrs. Day, McCollough, and Robbins. In the event that employment is terminated by the Company or the employee within certain specified periods after a change in control of the Company, other than as a result of death or disability, the employment agreements of Messrs. DiPasqua, Day, McCollough, and Robbins provide that the terminated executive will continue to receive his salary for the longer of (a) the remaining term of the agreement or (b) a two-year period in the case of Mr. DiPasqua, or a one-year period in the cases of Messrs. Day, McCollough, and Robbins. In addition, if any of Messrs. DiPasqua, Day, McCollough, or Robbins is terminated after a change in control of the Company, he is entitled to receive a monthly payment equal to one-twelfth of the average annual amount of any awards made to him during the preceding two fiscal years under any incentive compensation plan of the Company. This monthly payment would continue for a period of twelve months in the case of Mr. DiPasqua, and for a period of six months in the cases of Messrs. Day, McCollough, and Robbins.

     Under the agreements, a "change in control" means any change that would be required to be disclosed under federal proxy rules and includes an acquisition of 30% or more of the Company's Common Stock, a change in the composition of a majority of the Board of Directors, a merger or consolidation in which the Company is not the surviving entity, and a sale of substantially all of the Company's assets.

     The employment agreement with Mr. DiPasqua provides for certain additional supplemental retirement benefits, the agreement of Mr. Day provides that he is entitled to participate in the Company's Executive Retirement Plan, and the agreements of Messrs. McCollough and Robbins provide that the executive is entitled to participate in the Company's Executive Supplemental Retirement Plan. See "Retirement Benefits."

OPTION/SAR GRANTS TABLE

     The following table sets forth information concerning options to purchase shares of the Company's Common Stock which were granted during the year ended December 31, 1998 to each of the Company's executive officers named in the table. No stock appreciation rights ("SARs") were granted in 1998.

     The table shows, among other things, hypothetical potential gains from stock options granted in 1998. These hypothetical gains are based entirely on assumed annual growth rates of 5% and 10% in the price of the Company's Common Stock over the ten year life of the options. The assumed rates of growth were selected by the Securities and Exchange Commission for illustrative purposes only and are not intended to predict future stock prices, which will depend upon market conditions and the Company's future performance and prospects. For example, in the case of the stock options granted on January 7, 1998, if the Company's Common Stock achieves a 5% annual growth rate, its price would increase by 63% from $9.75 (the closing price of the Company's Common Stock on the date when the options were granted) to $15.88 at the end of the ten year option term. If the Company's Common Stock achieves a 10% annual growth rate, its price would increase by 159% from $9.75 to $25.29 during the same period.

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                                                                                     POTENTIAL REALIZABLE VALUE
                                                                                       AT ASSUMED ANNUAL RATES
                                                                                           OF STOCK PRICE
                                                                                          APPRECIATION FOR
                             INDIVIDUAL GRANTS(A)                                            OPTION TERM
----------------------------------------------------------------------------------   ---------------------------
                                 NO. OF       % OF TOTAL
                               SECURITIES    OPTIONS/SARS
                               UNDERLYING     GRANTED TO    EXERCISE
                              OPTIONS/SARS   EMPLOYEES IN   PRICE PER   EXPIRATION
NAME                            GRANTED          1998         SHARE        DATE          5%             10%
----                          ------------   ------------   ---------   ----------   -----------   -------------
Louis S. DiPasqua...........     62,140           16%        $ 9.75      01/07/08     $380,918      $  965,656
Lawrence C. Day.............     95,000           24          10.25      04/01/08      612,750       1,552,300
Ronald E. McCollough........     21,596            5           9.75      01/07/08      132,383         335,602
Barry D. Robbins............     21,327            5           9.75      01/07/08      130,735         331,422
Larry D. Coley..............      6,522            2           9.75      01/07/08       39,980         101,352

---------------

(a) In general, options granted in 1998 are not exercisable for the first twelve months following the date of grant. Options vest in equal annual installments over the next three years, becoming exercisable for one-third of the underlying Common Stock on the first anniversary of the date of grant and for an additional one-third of the underlying Common Stock on each of the second and third anniversaries of the date of grant.

OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE

     During the year ended December 31, 1998, none of the five executive officers named in the Summary Compensation Table exercised any stock options or stock appreciation rights with respect to the Company's Common Stock.

     The following table sets forth, for each of the named executive officers, aggregated information concerning the number and value of outstanding stock options at December 31, 1998. No stock appreciation rights were outstanding at December 31, 1998.

                                                     NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                    UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                            OPTIONS                     OPTIONS AT
                                                     AT DECEMBER 31, 1998          DECEMBER 31, 1998(A)
                                                  ---------------------------   ---------------------------
NAME                                              EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                              -----------   -------------   -----------   -------------
Louis S. DiPasqua...............................    94,933         162,750        $79,144          -0-
Lawrence C. Day.................................       -0-          95,000            -0-          -0-
Ronald E. McCollough............................    47,358          38,386         32,538          -0-
Barry D. Robbins................................    15,050          41,289            -0-          -0-
Larry D. Coley..................................    14,975          11,593          8,034          -0-

---------------

(a) Represents the market value of the stock options on December 31, 1998, less the aggregate exercise price.

RETIREMENT BENEFITS; CERTAIN RETIREMENT MATTERS

     The Company has a noncontributory, tax-qualified, defined benefit retirement plan (the "Retirement Plan") for eligible employees hired prior to January 1, 1997, and the Company periodically elects to make a discretionary contribution to its 401(k) Savings Plan (the "401(k) Plan") for the benefit of eligible employees hired after January 1, 1997. In addition, the Company maintains two unfunded supplemental retirement plans (the "Supplemental Plans"), in which employees designated by the Compensation Commit-tee of the Board of Directors may participate. One of the Supplemental Plans is designed to provide additional retirement benefits to designated employees who also participate in the Retirement Plan. The other Supplemental Plan is designed to provide additional retirement benefits to designated employees who are not eligible to participate in the Retirement Plan, but who are eligible to participate in the Company's discretionary contribution under the 401(k) Plan. Benefits under the Retirement Plan and both Supplemental Plans and the Company's discretionary 401(k) Plan contribution are forfeited if a participant's employment with the Company is terminated for any reason before the participant has five years of service.

     In the columns captioned "Group 1," the following table shows the estimated aggregate annual retirement benefits payable to participants in both the Retirement Plan and its companion Supplemental Plan. The columns captioned "Group 2" show the estimated aggregate annual retirement benefits payable to participants in the second Supplemental Plan and include the value of assumed annual discretionary 401(k) Plan contributions made by the Company on behalf of these participants. Amounts shown are annual benefits, payable as a straight life annuity beginning at normal retirement (age 65), at selected compensation levels after various years of service, and are not subject to reduction for Social Security benefits.

                               PENSION PLAN TABLE

                                                            YEARS OF SERVICE
                                     ---------------------------------------------------------------
                                           15 YRS.               20 YRS.           25 YRS. OR MORE
                                     -------------------   -------------------   -------------------
REMUNERATION                         GROUP 1    GROUP 2    GROUP 1    GROUP 2    GROUP 1    GROUP 2
------------                         --------   --------   --------   --------   --------   --------
 $100,000..........................  $ 36,000   $ 24,000   $ 48,000   $ 32,000   $ 60,000   $ 40,000
  200,000..........................    72,000     48,000     96,000     64,000    120,000     80,000
  300,000..........................   108,000     72,000    144,000     96,000    180,000    120,000
  400,000..........................   144,000     96,000    192,000    128,000    240,000    160,000
  500,000..........................   180,000    120,000    240,000    160,000    300,000    200,000
  600,000..........................   216,000    144,000    288,000    192,000    360,000    240,000
  700,000..........................   252,000    168,000    336,000    224,000    420,000    280,000
  800,000..........................   288,000    192,000    384,000    256,000    480,000    320,000

     For those executives participating in a Supplemental Plan, aggregate retirement benefits are payable based upon, and the "Remuneration" column in the Pension Plan Table refers to, the executive's average annual compensation for the three highest consecutive years during the last ten years of employment with the Company. Compensation includes all salary, incentive compensation, deferred compensation, grants of restricted stock, and grants of stock options to the extent that fair market value on the date of grant exceeds the option price. In the case of each executive officer named in the Summary Compensation Table who participates in a Supplemental Plan, covered compensation includes amounts listed as salary, bonus, and restricted stock awards (if any) in the Summary Compensation Table.

     Messrs. McCollough and Robbins participate in both the Retirement Plan and its companion Supplemental Plan. For purposes of the Plans, Mr. McCollough has 25 years of service, and Mr. Robbins has two years of service. Because he was hired after January 1, 1997, Mr. Day participates in the second Supplemental Plan, and he is eligible to participate in any discretionary contributions the Company makes to the 401(k) Plan. For purposes of his retirement benefits, Mr. Day has two years of credited service.

     Mr. DiPasqua participates in the Retirement Plan (under which he currently has eight years of service) and also is entitled to supplemental retirement benefits pursuant to the terms of his employment agreement. Under the agreement, Mr. DiPasqua may elect to receive supplemental retirement benefits in either of two ways: (i) in an amount which compensates him for reductions in his benefits under the Retirement Plan due to the exclusion of certain compensation from the definition of covered compensation for purposes of the Plan and to limitations on the amount of his annual benefits and covered compensation that are imposed on tax-qualified retirement plans by the Internal Revenue Code; or (ii) as if he were a participant in the companion Supplemental Plan to the Retirement Plan. Under either option, Mr. DiPasqua's supplemental retirement benefits are to be calculated assuming that he has earned an additional 28 years and seven months of service under the Retirement Plan, and his supplemental benefits are to be reduced by the amount of his retirement benefits from his former employer.

     Currently, Mr. DiPasqua's supplemental retirement benefits would be greater if he elects to receive supplemental benefits as if he were a participant in the Supplemental Plan which is the companion to the Retirement Plan. If he did so, the columns captioned "Group 1" in the Pension Plan Table illustrate the estimated aggregate annual retirement benefits payable to Mr. DiPasqua under the Retirement Plan and as supplemental benefits, before reduction for retirement benefits from his former employer.

     Mr. Coley participates only in the Retirement Plan. Benefits under the Retirement Plan are payable based upon years of credited service and average annual compensation for the five highest consecutive years in the last ten years of employment. For purposes of the Retirement Plan, Mr. Coley's covered compensation includes amounts shown as salary, bonus, and restricted stock (if any) for him in the Summary Compensation Table, and he currently has 14 years of credited service under the Plan. Based upon his covered compensation for 1998, Mr. Coley's estimated annual benefit under the Retirement Plan at normal retirement age is $63,818, when stated as a straight life annuity amount.

REPORT OF THE COMPENSATION COMMITTEE

     Pursuant to resolutions adopted by the Company's Board of Directors, the Compensation Committee of the Board of Directors has all the power and authority of the Board of Directors to fix the compensation of executive officers of the Company and to determine compensation guidelines for the entire Company. In addition, the Compensation Committee administers the Company's compensation and stock option plans other than its Retirement Plan and its 401(k) Savings Plan.

     The Company's current executive compensation policies are based upon the recommendations made by independent consultants William M. Mercer, Incorporated ("Mercer") in their comprehensive executive compensation study (the "Mercer Study") which was approved by the Compensation Committee in October 1996. As set forth in the Mercer Study, the Company's pay philosophy is that the compensation of the Company's executives and key employees should be designed to promote achievement of the Company's business, financial, and stockholder return objectives; to align the interests of the Company's executives and key employees with those of stockholders; to provide pay that is externally competitive and internally equitable, which will allow TBC to attract, retain, and motivate the executives and key employees necessary to accomplish its business objectives; and to reward exceptional performance.

     To achieve this pay philosophy, the Mercer Study provided that direct compensation (salary, annual incentives, and long term incentives) should be targeted at or about the market median when all aspects of performance are at target levels; that the Committee should have the ability to pay in excess of median levels when performance exceeds targeted levels; that all executives and key employees should have both a short term and a long term stake in the Company's financial performance, as well as its stockholder performance; and that higher paid executives and employees should have a greater percentage of their total direct compensation delivered through incentive, stock-based and long term pay, as opposed to salary.

     The Committee has implemented the Company's pay philosophy by establishing compensation packages for the Company's executive officers which have annual salary, bonuses dependent upon Company performance, and long term, stock-based incentives as their key components. In addition, the Company's executive officers receive health, accident, and life insurance, retirement, and other personal benefits typically offered to executives by other public corporations.

     Historically, the Company has entered into employment agreements with its senior executive officers which fix their minimum annual salaries, subject to increase by the Compensation Committee. The Company currently has employment agreements with Mr. DiPasqua, its Vice Chairman and Chief Executive Officer, as well as with Messrs. Day, McCollough, and Robbins. Mr. DiPasqua's employment agreement expires on April 30, 2000.

     The Committee's practice has been to review the salaries provided for in the employment agreements with its senior executive officers, as well as the salaries of the Company's other officers, once a year. The recommendations of the Company's Chief Executive Officer as to the salaries of the Company's officers (other than himself) are solicited and discussed in connection with this annual salary review. In light of the Mercer Study, Mr. DiPasqua's salary was not adjusted between July 1996 and December 31, 1997. Effective January 1, 1998, the Compensation Committee increased Mr. DiPasqua's salary from $450,000 to $475,000, and it remained at that level throughout 1998.

     As a result of the Mercer Study, the Compensation Committee adopted a new Management Incentive Compensation Plan (the "Incentive Plan") for the Company's executive officers and key employees. Participants in the Incentive Plan are designated by the Committee annually. Under the Incentive Plan, the Committee establishes levels to which participants are assigned and a targeted incentive award (stated as a percentage of base salary) applicable to each level. The targeted incentive awards set by the Committee range from 50% of base salary to 5% of base salary.

     Incentive awards are payable based upon performance measures established by the Committee for each participant. The Committee approves a threshold, target, and maximum performance objective for each performance measure. No payment with respect to a performance measure is made if performance is below the threshold performance objective established for that performance measure. If the target performance objective is reached, the participant is entitled to receive 100% of the incentive award attributable to that performance measure. If the maximum performance objective is reached, the participant receives 200% of the award attributable to that performance measure. As a result, if the maximum performance objectives for all performance measures are reached, a participant will receive an incentive award equal to 200% of his or her targeted award.

     Under the Incentive Plan, no participant may receive more than 200% of his or her targeted incentive award. Awards are subject to reduction or cancellation by the Committee on the basis of a participant's individual performance or in the event of conduct by a participant detrimental to the Company. Awards are payable in cash.

     All of the Company's executive officers participated in the Incentive Plan in 1998. In accordance with the recommendations of the Mercer Study, the Committee established a targeted incentive award for Mr. DiPasqua of 50% of his base salary if the target objectives for all performance measures were achieved. The targeted incentive awards of Messrs. Day, McCollough, and Robbins were set at 40% of base salary, and Mr. Coley's targeted incentive award was set at 30% of base salary. For 1998, the Committee established net sales and adjusted earnings before tax as performance measures applicable to Mr. DiPasqua and the other named executive officers. Based upon the Company's results, Mr. DiPasqua earned an award under the Incentive Plan for 1998 which was equal to 16.7% of his base salary, or $79,230.

     The Mercer Study also recommended that the Company implement an annual grant of options, with the number of shares granted to each optionee being based upon a formula using a percentage of base salary on the date of grant and the Black-Scholes value of a hypothetical option on the last day of the month preceding the date of grant. The percentage of base salary varies from 15% to 75%, in the case of Mr. DiPasqua.

     In accordance with the Mercer Study's recommendations, the Compensation Committee granted stock options to the Company's executive officers, including the five named executive officers, and other key employees in January 1998, with the number of shares subject to each option being determined using the formula set forth in the Mercer Study. Based upon that formula, Mr. DiPasqua received an option to purchase 62,140 shares of the Company's Common Stock at $9.75 per share (which was the closing price of the Company's Common Stock on the date of grant).

     Because of Section 162(m) of the Internal Revenue Code (which limits the Company's ability to deduct compensation in excess of $1.0 million paid to certain executive officers), the Incentive Plan contains provisions which require the Company to delay the payment of any portion of an incentive award which would not be deductible by the Company due to Section 162(m). The Incentive Plan requires that the Company pay any such delayed portion as promptly as possible after the Committee determines that the payment would then be deductible. Until it is paid, any portion so delayed bears interest at a rate per annum based upon the Standard & Poor's Corporate and Government Bond Yield Index.

     Given the Company's current compensation levels, except as indicated in the preceding paragraph, the Committee has not discussed the establishment of any policy with respect to qualifying compensation paid to its executive officers for deductibility under Section 162(m).

                                          THE COMPENSATION COMMITTEE
                                            Robert R. Schoeberl, Chairman
                                            Marvin E. Bruce
                                            Robert H. Dunlap
                                            Richard A. McStay

THE COMPANY'S CUMULATIVE TOTAL RETURN TO STOCKHOLDERS

     The graph which follows compares the Company's cumulative total return to stockholders for the five year period ended December 31, 1998, with the cumulative total return of the Standard & Poor's SmallCap 600 Index and the Standard & Poor's Auto Parts After Market Stock Price Index for such five year period. The graph assumes that $100 was invested on December 31, 1993 in the Company's Common Stock and in each of the two indexes and that dividends were reinvested.

                                                                                          S&P Auto
               Measurement Period                       TBC            S&P Small          Parts &
             (Fiscal Year Covered)                  Corporation         Cap 600          Equipment
1993                                                           100               100               100
1994                                                            75                95                87
1995                                                            70               124               108
1996                                                            61               150               121
1997                                                            77               189               151
1998                                                            58               186               171

          SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

     The following table sets forth information as of December 31, 1998 with respect to the number of shares of Common Stock of the Company beneficially owned by each director of the Company, each executive officer of the Company named in the Summary Compensation Table, all directors and executive officers of the Company as a group, and each other person known by the Company to be the beneficial owner of 5% or more of the Company's outstanding shares.

     For purposes of this table, a person is considered to beneficially own any shares if the person, directly or indirectly, has (or has the right to acquire within 60 days after December 31, 1998) sole or shared power (i) to vote or to direct the voting of such shares or (ii) to dispose or to direct the disposition of such shares. In the case of shares listed as being beneficially owned by an individual and a corporation, the individual may be deemed to share beneficial ownership of such shares, which are held of record by the corporation, because of the individual's relationship with the corporation. In the case of shares listed as being beneficially owned only by an individual, voting power and investment power are exercised solely by the named individual or are shared by such individual and his spouse or children. Individuals holding restricted shares may vote them and receive dividends, but may not dispose of the restricted shares until the applicable restriction period expires.

                                                              NUMBER OF SHARES,
                                                               INCLUDING OPTION
                                                             SHARES, BENEFICIALLY
                                                                 OWNED AS OF         PERCENT OF
NAME                                                          DECEMBER 31, 1998       CLASS(A)
----                                                         --------------------    ----------
Marvin E. Bruce.............................................      1,633,910(b)          7.7%
Larry D. Coley..............................................         28,366(c)          (d)
Lawrence C. Day.............................................         18,800(e)          (d)
Louis S. DiPasqua...........................................        141,115(f)          (d)
Robert H. Dunlap and Dunlap & Kyle Co., Inc.................         36,179(g)          (d)
Charles A. Ledsinger, Jr....................................          1,853(h)          (d)
Ronald E. McCollough........................................         78,426(i)          (d)
Richard A. McStay...........................................          8,219(g)          (d)
Robert M. O'Hara............................................         22,523(g)          (d)
Barry D. Robbins............................................         30,449(j)          (d)
Robert R. Schoeberl.........................................         10,329(k)          (d)
Raymond E. Schultz..........................................         10,541(l)          (d)
Directors and Executive Officers as a Group (12 persons)....      2,020,710(m)          9.4
T. Rowe Price Associates, Inc...............................      1,795,100(n)          8.5
FMR Corp....................................................      1,792,200(o)          8.5
Dimensional Fund Advisors Inc...............................      1,737,880(p)          8.2
Kestrel Investment Management Corporation...................      1,130,700(q)          5.3

---------------

(a) Percentages are calculated based upon the number of shares of Common Stock outstanding on December 31, 1998 plus the number of shares subject to outstanding options held by the named individual or group, as the case may be, and exercisable within 60 days thereafter.

(b) Includes 30,928 shares subject to outstanding options. Also includes 2,170 restricted shares granted to Mr. Bruce as a non-employee director. Shares subject to tandem options related to these restricted shares are not included because they were not exercisable on December 31, 1998 or within 60 days thereafter. Mr. Bruce's mailing address is: TBC Corporation, 4770 Hickory Hill Road, Memphis, Tennessee 38141.

(c) Includes 19,684 shares subject to outstanding options and 7,500 restricted shares.

(d) Represents less than one percent of the outstanding shares of Common Stock of the Company.

(e)  Includes 12,500 restricted shares.

(f)  Includes 105,255 shares subject to outstanding options.

(g) Includes 2,300 restricted shares previously granted to the named non-employee director (but not the shares subject to the options granted in tandem with these restricted shares, since the options were not exercisable at December 31, 1998 or within 60 days thereafter).

(h) Represents restricted shares previously granted to Mr. Ledsinger (but not the shares subject to related tandem options which were not exercisable on December 31, 1998 or within 60 days thereafter).

(i)  Includes 62,952 shares subject to outstanding options.

(j)  Includes 30,449 shares subject to outstanding options.

(k) Includes 2,170 restricted shares previously granted to Mr. Schoeberl as a non-employee director (but not the shares subject to related tandem options which were not exercisable on December 31, 1998 or within 60 days thereafter).

(l) Includes 541 restricted shares previously granted to Mr. Schultz (but not shares subject to related tandem options which were not exercisable on December 31, 1998 or within 60 days thereafter).

(m) Includes 249,268 shares subject to outstanding options and 33,634 restricted shares.

(n) Based upon information filed with the Securities and Exchange Commission (the "SEC"), these shares are owned by various individual and institutional investors, including the T. Rowe Price Small-Cap Value Fund, Inc., a registered investment company (the "Price Fund"), which owns 1,475,000 shares. T. Rowe Price Associates, Inc., a registered investment adviser ("Price Associates"), serves as an investment adviser with power to direct the investment of and/or sole power to vote the shares. As of December 31, 1998, the Price Fund had sole power to vote or to direct the voting of the 1,475,000 shares of the Company's Common Stock and Price Associates had sole power to dispose or to direct the disposition of these shares. Price Associates also had sole power to vote or to direct the voting of an additional 260,100 shares of the Company's Common Stock and sole power to dispose or to direct the disposition of an additional 320,100 shares. For purposes of the reporting requirements of federal securities laws, Price Associates is deemed to be a beneficial owner of these shares; however, Price Associates expressly disclaims beneficial ownership. The business address of the two companies is 100 E. Pratt Street, Baltimore, Maryland 21202.

(o) Based upon information filed with the SEC, as of December 31,1998, Fidelity Low-Priced Stock Fund, a registered investment company (the "Fidelity Fund"), owned 1,792,200 shares of the Company's Common Stock. FMR Corp.'s wholly-owned subsidiary, Fidelity Management & Research Company, a registered investment adviser ("Fidelity Management"), acts as investment adviser to the Fidelity Fund with respect to these shares. Fidelity Management votes the shares under written guidelines established by the Fidelity Fund's Board of Trustees, which has sole power to vote or to direct the voting of the shares. FMR Corp., Fidelity Management, the Fidelity Fund, and FMR's controlling shareholders (collectively, "Fidelity") together have the sole power to dispose or to direct the disposition of these shares. Fidelity's address is 82 Devonshire Street, Boston, Massachusetts 02109.

(p) Based upon information filed with the SEC, Dimensional Fund Advisors Inc., a registered investment adviser ("Dimensional"), furnishes investment advice to four registered investment companies and serves an investment manager to certain other investment vehicles, including commingled group trusts. As of December 31, 1998, these investment companies and investment vehicles (collectively, the "Portfolios") owned 1,737,880 shares of the Company's Common Stock. As the investment adviser and investment manager to the Portfolios, Dimensional possessed sole power to vote or direct the voting and to dispose or direct the disposition of these shares. For purposes of the reporting requirements of federal securities laws, Dimensional is deemed to be beneficial owner of these shares; however, Dimensional expressly disclaims beneficial ownership. Dimensional's address is 1299 Ocean Avenue, Santa Monica, California 90401.

(q) Based upon information filed with the SEC, as of December 31, 1998, Kestrel Investment Management Corporation, a registered investment adviser, and its two shareholders (collectively, "Kestrel") had sole power to dispose or to direct the disposition of 1,130,700 shares and sole power to vote or to direct the voting of 964,100 of these shares. The shares are owned by certain persons in which Kestrel Investment Management Corporation also holds an ownership interest. The address of Kestrel is 411 Borel Avenue, San Mateo, California 94402.

     Price Associates, the Price Fund, Fidelity, Dimensional, and Kestrel each has represented that the shares of the Company's Common Stock which it is deemed to beneficially own were acquired in the ordinary course of business and were not acquired for the purpose of and do not have the effect of changing or influencing the control of the Company and were not acquired in connection with or as a participant in any transaction having such purpose or effect.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Federal securities laws require the Company's directors and officers and persons who own more than 10% of the outstanding shares of Common Stock of the Company to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of all such reports. Based solely upon the Company's review of the copies of these reports received by it and written representations that no other reports were required to be filed, the Company believes that all filing requirements applicable to its directors, officers, and greater than 10% stockholders were met on a timely basis with respect to its fiscal year ended December 31, 1998.

                   STOCKHOLDER NOMINATIONS AND OTHER MATTERS

     Pursuant to the Company's By-Laws, at any annual or special meeting of stockholders, only such business may be conducted as has been specified in the notice of the meeting or brought before the meeting by or at the direction of the Board of Directors, or by a stockholder who has given timely written notice to the Company's Secretary of the stockholder's intention to bring such business before the meeting. The By-Laws also provide that a person will be eligible for election as a director only if he or she is nominated by or at the direction of the Board of Directors, its Nominating Committee, or a stockholder who has given timely written notice to the Secretary of the Company of the stockholder's intention to nominate the individual for election as a director.

     To be timely, notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 75 days nor more than 90 days prior to the meeting (or, if less than 90 days' notice or prior public disclosure of the date of the meeting is given, such notice must be given no later than the close of business on the 15th day following the date of mailing of the notice of meeting or the date such public disclosure was made, whichever is first).

     A stockholder's notice of intention to bring any matter before a meeting must contain a brief description of the business desired to be brought and certain information concerning the stockholder. Notice of intention to nominate any individual to serve as a director must contain certain information about the proposed nominee and about the stockholder who intends to make the nomination. The specific requirements of the notices are set forth in Article II, Section 7 of the By-Laws, a copy of which will be provided to any stockholder upon request.

     Since no notices were received from stockholders relating to any business or nominee to be brought before this year's Annual Meeting of Stockholders, only those nominees of the Board of Directors described in this Proxy Statement or otherwise nominated by or at the direction of the Board of Directors will be eligible for election as directors at this Annual Meeting. In addition, the only items of business which will be brought before the meeting will be such other business, if any, as the Board may hereafter direct. At the date of the mailing of this Proxy Statement, the Board of Directors knows of no other business that will be brought before the meeting, but it is intended that, as to any such other matter or business, a vote may be cast pursuant to the accompanying proxy in accordance with the judgment of the person or persons voting the same.

                        2000 ANNUAL MEETING INFORMATION

     The 2000 Annual Meeting of Stockholders will be held on Wednesday, April 26, 2000. Under the rules of the Securities and Exchange Commission, in order to be included in the Company's proxy statement and form of proxy for the 2000 Annual Meeting of Stockholders, stockholder proposals must be received by the Company, at 4770 Hickory Hill Road, Memphis, Tennessee 38141, Attention:
Secretary, on or before

November 29, 1999. In addition, in accordance with Article II, Section 7 of the Company's By-Laws, stockholders wishing to bring any matter before the 2000 Annual Meeting of Stockholders or to nominate any individual for election as a director at the 2000 Annual Meeting, must give written notice thereof to the Company during the period between January 27 and February 10, 2000 in order to be eligible for consideration at the 2000 Annual Meeting. See "Stockholder Nominations and Other Matters."

                                                                      Appendix A


                                     PROXY
                                TBC CORPORATION
            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS APRIL 28, 1999
          SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

    The undersigned holder(s) of Common Stock of TBC Corporation, a Delaware corporation (the "Company"), hereby appoint(s) Marvin E. Bruce and Louis S. DiPasqua, and each or either of them, attorneys and proxies of the undersigned, with power of substitution, to vote all of the Common Stock which the undersigned is (are) entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Adam's Mark Hotel, 939 Ridgelake Boulevard, Memphis, Tennessee, on Wednesday, April 28, 1999, at 9:30 a.m., Central Daylight Savings Time, and at any adjournment thereof, as follows:

1. Election of Directors

    [ ]FOR all nominees listed below                         [ ]WITHHOLD AUTHORITY to
      (except as marked to the contrary below).                vote for all nominees listed below.

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME BELOW.

               Richard A. McStay               Robert R. Schoeberl

2. In their discretion, the attorneys and proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

             [ ]GRANT AUTHORITY                             [ ]WITHHOLD AUTHORITY
               to vote                                        to vote

                  (Continued and to be signed on reverse side)

                          (Continued from other side)

    A VOTE FOR PROPOSAL 1 AND GRANTING THE PROXIES DISCRETIONARY AUTHORITY IS RECOMMENDED BY THE BOARD OF DIRECTORS OF THE COMPANY. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND AT THE DISCRETION OF THE PROXIES UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

    The undersigned acknowledges receipt of the Notice & Proxy Statement for the 1999 Annual Meeting of Stockholders and the Annual Report to Stockholders for the year ended December 31, 1998.

                                                 Dated                      1999
                                                       --------------------,

                                                 -------------------------------

                                                 -------------------------------
                                                          Signature(s)

                                                 Stockholders should date this
                                                 proxy and sign here exactly as
                                                 name appears at left. If stock
                                                 is held jointly, both owners
                                                 should sign this proxy.
                                                 Executors, administrators,
                                                 trustees, guardians and others
                                                 signing in a representative
                                                 capacity should indicate the
                                                 capacity in which they sign.